HOUSTON PORTFOLIO UPDATE JUNE 2015

DISCLAIMER Certain matters discussed in this presentation are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risk. These include, but are not limited to, risks related to the geographic concentration of our portfolio; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the financial condition of existing tenants; competition from other developers or investors; the loss of key personnel; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s current report on from 10-Q for the quarter ended March 31, 2015. The words “believes,” “expects,” “anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws. Unless otherwise noted, all information in this presentation is as of 3/31/15. 1

TROPHY OFFICE PORTFOLIO 2 Greenway Plaza Date Acquired September 2013 Gross Purchase Price $950MM / $218 PSF % of Replacement Cost 63% % Leased 90% (1) Based on management’s estimate of replacement cost at acquisition (2) As of 3/31/2015 Post Oak Central Date Acquired February 2013 Gross Purchase Price $233MM / $182 PSF % of Replacement Cost 55% % Leased 95% (1) (2) (1) (2)

SIGNIFICANT VALUE CREATION TO DATE

Greenway Plaza

- Acquired Sept. 2013 at 63% of replacement cost[1]

Approximately 940K SF leasing to date at GWP

Increase in cash-basis on 2nd gen. net rent PSF of 49%[3]

- 2Q14: Gulf South Pipeline extends to April 2024
- 3-4Q14: Occidental expands by 91K SF
- 4Q14: Commenced 3GWP lobby renovation
- 1Q15: Direct Energy extends to May 2023
- 2Q15: Transocean extends to January 2023

1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15

Post Oak Central

- Acquired Feb. 2013 at 55% of replacement cost[1]

Approximately 315K SF leasing to date at POC

Increase in cash-basis on 2nd gen. net rent PSF of 35%[3]

- 3Q13: Secured non-recourse mortgage of $189MM
- 3Q14: Completed conference center and "Commons" amenity
- 3Q14: Apache expands by 27K SF adding a company café and fitness center
- 4Q14: Stewart Title extends to September 2019

(1) As of 3/31/2015; pro-forma for the Transocean lease renewal
(2) Based on management's estimate of replacement cost at acquisition
(3) Weighted average; excludes leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more; Represents increase in net rent at the end of term paid by the prior tenant compared to net rent at beginning of term paid by the current tenant. For early renewals, represents increase in net rent at the end of the term of the original lease compared to net rent at the beginning of the extended term of the lease

Cousins

3

RECENT RENEWAL SUCCESS 4 Customer Renewed RSF (000s) Renewal Executed New Expiration Date Prior Expiration Date Stewart Title 235 December 2014 September 2019 September 2016 Direct Energy 192 February 2015 May 2023 May 2017 / January 2019 Transocean 255 June 2015 January 2023 January 2017 Total 682 (1) Weighted average for Stewart Title, Direct Energy and Transocean renewals, represents increase in net rent at the end of the term of the original lease compared to net rent at the beginning of the extended term of the lease 41%Wtd. avg. increase in cash-basis on 2nd generation net rent PSF(1)

WELL-CAPITALIZED CUSTOMER BASE As of 3/31/2015; Pro-forma for the Transocean lease renewal; % of portfolio based on RSF (1) Current credit rating; based on parent company corporate credit as reported by S&P and Moody’s (2) Fitch Insurer Financial Strength Rating of A- 5 Ten Largest Customers Credit Ratings(1) Wtd. Avg. Lease Term RSF (000s) % of CUZ Houston Office Portfolio % of CUZ Office Portfolio Occidental Petroleum Corp. A / A2 12 961 17% 6% Apache Corp. BBB+ / Baa1 4 524 9% 3% Invesco A / A2 9 391 7% 2% Transocean Ltd. BB+ / Ba1 8 269 5% 2% Stewart Title NR(2) 4 235 4% 1% Direct Energy A- / Baa1 8 192 3% 1% GDF Suez A / A1 5 135 2% 1% Gulf South Pipeline BBB- / Baa2 9 104 2% 1% Camden Property Trust BBB+ / Baa1 10 87 2% 1% W&T Offshore B / BB 8 82 1% 1% Total 8 2,976 53% 19%

198 269 789 702 571 2,594 131 254 364 704 518 3,108 - 500 1,000 1,500 2,000 2,500 3,000 3,500 2015 2016 2017 2018 2019 2020 & Thereafter RS F ( 00 0s) February 2015 June 2015 LIMITED NEAR-TERM EXPIRATIONS As of 3/31/2015; Pro-forma for the Transocean lease renewal (1) Excludes 41K SF leased to Cousins 6 (1) % of CUZ Houston SF Expiring 2.6% 5.0% 7.1% 13.9% 10.2% 61.2% % of CUZ Office SF Expiring 1.0% 1.9% 2.7% 5.3% 3.9% 23.2%

DETAILED 2015-2016 LEASE EXPIRATIONS 7 2015 Houston Expirations Total Expirations 130,675 % of CUZ Houston Office SF Expiring 2.6% % of CUZ Total Office SF Expiring 1.0% Expiring Cash Rent as % Below Market 16.7% Energy Companies SF Expiring 29,799 Energy Companies SF Expiring as a % of Total CUZ Houston Office Portfolio 0.6% 2016 Houston Expirations Total Expirations 253,522 % of CUZ Houston Office SF Expiring 5.0% % of CUZ Total Office SF Expiring 1.9% Expiring Cash Rent as % Below Market 13.6% Energy Companies SF Expiring 27,442 Energy Companies SF Expiring as a % of Total CUZ Houston Office Portfolio 0.5% • Largest expiration totals 25K SF • Only one customer greater than 20K SF expires in 2015 • Largest expiration totals 35K SF • Only one customer greater than 20K SF expires in 2016 (1) (1) Excludes 41K SF of Cousins’ leased space (2) Market Rent and Energy Company’s classification represents management’s estimates (2) (2) (2) (2)